Exhibit 11.
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
                              Pennsylvania Commerce Bancorp, Inc.
                       Consolidated Computation of Net Income Per Share
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                           For the Quarter Ended September 30, 1999
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                                                   Income           Shares          Per Share
                                                (Numerator)      (Denominator)       Amount
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Basic Earnings Per Share
Net income                                        $923,000
Preferred stock dividends                          (20,000)
                                                  --------
Income available to common stockholders            903,000          1,560,235        $0.58
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Effect of Dilutive Securities
Stock Options                                                         102,555
                                                                   ----------
Diluted Earnings Per Share
Income available to common stockholders plus
 assumed conversions                              $903,000          1,662,790        $0.54
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                         For the Nine Months Ended September 30, 1999
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                                                   Income           Shares          Per Share
                                                (Numerator)      (Denominator)       Amount
Basic Earnings Per Share
Net income                                      $2,168,000
Preferred stock dividends                          (60,000)
                                                  --------
Income available to common stockholders          2,108,000          1,559,125        $1.35
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Effect of Dilutive Securities
Stock Options                                                         119,107
                                                                   ----------
Diluted Earnings Per Share
Income available to common stockholders plus
 assumed conversions                            $2,108,000          1,678,232        $1.26
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                           For the Quarter Ended September 30, 1998
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                                                   Income           Shares          Per Share
                                                (Numerator)      (Denominator)       Amount
Basic Earnings Per Share
Net income                                        $492,000
Preferred stock dividends                          (20,000)
                                                  --------
Income available to common stockholders            472,000          1,555,698        $0.30
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Effect of Dilutive Securities
Stock Options                                                         139,157
                                                                   ----------
Diluted Earnings Per Share
Income available to common stockholders plus
 assumed conversions                              $472,000          1,694,855        $0.28
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                         For the Nine Months Ended September 30, 1998
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                                                   Income           Shares          Per Share
                                                (Numerator)      (Denominator)       Amount
Basic Earnings Per Share
Net income                                      $1,565,000
Preferred stock dividends                          (60,000)
                                                  --------
Income available to common stockholders          1,505,000          1,553,399        $0.97
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Effect of Dilutive Securities
Stock Options                                                         129,237
                                                                   ----------
Diluted Earnings Per Share
Income available to common stockholders plus
 assumed conversions                            $1,505,000          1,682,636        $0.90
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